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                                                                     EXHIBIT 5.1

                OPINION AND CONSENT OF WEIL, GOTSHAL & MANGES LLP


                                 August 14, 2000


Board of Directors
Getty Images, Inc.
701 N. 34th Street, Suite 400
Seattle, WA  98103

Ladies and Gentlemen:

         We have acted as counsel to Getty Images, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 3,000,000 shares of common stock, par value of $0.01 per share, of the Company (the "Shares") to be issued from time to time pursuant to the Getty Images, Inc. 1998 Stock Incentive Plan, as amended (the "Plan").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ WEIL, GOTSHAL & MANGES LLP